EXHIBIT 99.1

Terra Tech Corp CEO, Derek Peterson, Named “Shark” at the Arcview Investor Forum, Las Vegas

NEWPORT BEACH, Ca. – November 14, 2016 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech”) or (the “Company”), a vertically integrated cannabis-focused agriculture company, today announced that its Chief Executive Officer, Derek Peterson, has been named one of the Q&A panelist “sharks” at the Arcview Investor Forum, Las Vegas, Nevada on November 15.

The Arcview Angel Investor Network currently consists of over 550 accredited investors in the cannabis sector. Over 133 cannabis companies have raised at least $86 million dollars as a result of their participation in Arcview. Arcview hosts a big in-person pitch event at least every quarter where new entrants in the cannabis market network and share ideas. Derek Peterson, CEO of Terra Tech Corp., has been appointed a “shark” at the November 14 – 15 event, alongside Jeff Beverly, president and director of Grow Solutions Inc., and Ean Seeb, co-owner and manager of Denver Relief. As experienced and trusted experts in the cannabis industry, they have been chosen to be the event’s Q&A panelists to help the investor audience more fully understand the presenting entrepreneurs and their businesses.

Derek Peterson, CEO of Terra Tech, commented, “I’m really looking forward to what should prove to be an enjoyable event attended by a range of industry experts with a deep understanding of the cannabis industry. It is an honor to be asked to be on the Q&A panel. As a ‘shark’ I’ll be listening to companies present and grilling them on their business strategies to help the investor audience understand more about the challenges and opportunities they face. With last week’s passing of recreational cannabis ballots in California, Nevada and Massachusetts and Maine, and the approval of medical cannabis in Arkansas, Florida, and North Dakota, the cannabis industry is set to grow rapidly. The Arcview Investor Forum, Las Vegas, is one of the largest cannabis investing events in the industry and it’s exciting to be asked to be part of it.”

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, MediFarm LLC and GrowOp Technology. Blüm’s retail medical cannabis facilities focus on providing the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions. Blüm offers a broad selection of medical cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces medical cannabis-extracted products for regulated medical cannabis dispensaries throughout California. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Winn-Dixie, Raley's, Meijer, Kroger, and others throughout New Jersey, New York, Delaware, Maryland, Connecticut, Pennsylvania and the Midwest. Terra Tech’s MediFarm LLC subsidiaries are focused on medical cannabis cultivation and permitting businesses throughout Nevada. The Company’s wholly-owned subsidiary GrowOp Technology, specializes in controlled environment agricultural technologies.

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For more information about Terra Tech Corp visit: http://www.terratechcorp.com/
For more information about IVXX visit: http://ivxx.com/
For more information about Blüm Nevada visit: http://letsblum.com
For more information about Blüm Oakland visit: http://blumoak.com/
Visit us on Facebook @ https://www.facebook.com/terratechcorp/timeline
Follow us on Twitter @terratechcorp
Follow us on Instagram @socal_IVXX
For more information about Edible Garden visit: http://www.ediblegarden.com/
Visit Edible Garden on Facebook @ https://www.facebook.com/ediblefarms?fref=ts
Visit IVXX on Facebook @ https://www.facebook.com/ivxxbrand?fref=ts

Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the Company or its management, identify forward-looking statements. These statements are based on current expectations, estimates, and projections about the Company's business, based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to: (i) our ability to integrate Black Oak Gallery, a California corporation ("Black Oak"), as well as vitamin and dietary supplement lines, into the Company's operations, (ii) product demand, market, and customer acceptance of the Company's products, (iii) the Company's ability to obtain financing to expand our operations, (iv) the Company's ability to attract qualified sales representatives, (v) competition, pricing and development difficulties, (vi) the Company's ability to conduct the business of IVXX, Inc., the contemplated businesses of MediFarm, LLC, MediFarm I, LLC, and MediFarm II, LLC, if there are changes in laws, regulations, or government policies related to cannabis, (vii) the Company's ability to conduct operations if disease, insects, or mites affect Edible Garden Corp.'s produce, herbs, and floral products, and (viii) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

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